UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 4, 2017

APTIV PLC*

(Exact name of registrant as specified in its charter)

Jersey	001-35346	98-1029562
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Courteney Road

Hoath Way

Gillingham, Kent ME8 0RU

United Kingdom

(Address of principal executive offices)

Registrant’s telephone number, including area code:

011-44-163-423-4422

Delphi Automotive PLC

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

*	The registrant was formerly named Delphi Automotive PLC. Effective as of December 4, 2017, the registrant changed its name to Aptiv PLC.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 4, 2017 (the “Distribution Date”), Aptiv PLC (formerly known as Delphi Automotive PLC) (the “Company”) completed the previously announced separation (the “Spin-Off”) of the Company’s Powertrain Systems segment into a new, independent publicly traded company, Delphi Technologies PLC (“Delphi Technologies”), through the distribution of all of the outstanding ordinary shares of Delphi Technologies on a pro rata basis to the Company’s shareholders of record as of the close of business on November 22, 2017 (the “Record Date”). Each holder of record of the Company’s ordinary shares received one ordinary share of Delphi Technologies for every three ordinary shares of the Company held at the close of business on the Record Date (the “Distribution”). In lieu of fractional shares, shareholders of the Company will receive cash. In connection with the Spin-Off, Delphi Technologies and its affiliates made a cash distribution of approximately $1,148 million to the Company. Upon the completion of the Spin-Off, Delphi Automotive PLC changed its name to Aptiv PLC and, as of December 5, 2017, its ordinary shares began trading on the NYSE under the new ticker symbol “APTV.” On December 5, 2017, Delphi Technologies’ ordinary shares began trading on the NYSE under the ticker symbol “DLPH.”

The Company’s unaudited pro forma consolidated financial information giving effect to the Spin-Off of Delphi Technologies described above is attached as Exhibit 99.1.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

On December 4, 2017, effective upon the Distribution, Joseph S. Cantie, Gary L. Cowger and Timothy M. Manganello resigned from the Board of Directors (the “Board”) of the Company. Each of Messrs. Cantie, Cowger and Manganello has been appointed to the board of directors of Delphi Technologies in connection with the Spin-Off, and their resignation from the Board was not due to any disagreement with the Company relating to its operations, practices or policies.

Resignation of Officers

On December 4, 2017, effective upon the Distribution, Liam Butterworth resigned from his position as Senior Vice President and President of Powertrain Systems and Delphi Product & Service Solutions. In connection with the Spin-Off, Mr. Butterworth was appointed the President and Chief Executive Officer and a director of Delphi Technologies.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At an Extraordinary General Meeting of Shareholders held on November 7, 2017, the shareholders of the Company voted on and approved a special resolution that the name of the Company be changed from Delphi Automotive PLC to Aptiv PLC, effective upon completion of the Spin-Off, and, at such time, all references in the memorandum and articles of association of the Company to Delphi be changed to Aptiv.

The Company’s amended and restated memorandum and articles of association, dated December 4, 2017, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

The Company has made available on the Investor Relations section of its website (http://www.aptiv.com) certain unaudited non-GAAP adjusted pro forma financial information of the Company for the nine months ended September 30, 2017 and for the years ended December 31, 2016, 2015 and 2014 in order to assist investors in assessing the Company’s historical performance on a basis that excludes the results of operations of Delphi Technologies.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On December 5, 2017, the Company issued a press release announcing the completion of the Spin-Off. A copy of the Company’s press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro forma financial information.

The Company’s unaudited pro forma consolidated financial information giving effect to the Spin-Off is filed as Exhibit 99.1 hereto and incorporated herein by reference.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

3.1	Memorandum and Articles of Association of Aptiv PLC, as amended and restated on December 4, 2017.

99.1	Unaudited pro forma consolidated financial information of Aptiv PLC

99.2	Aptiv PLC press release, dated December 5, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APTIV PLC

Date: December 7, 2017	By:	/s/ David M. Sherbin
	Name:	David M. Sherbin
	Title:	Senior Vice President, General Counsel, Secretary and Chief Compliance Officer